Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 7, 2019, in the Registration Statement (Form S-1) and related Prospectus of ProSight Global, Inc. dated June 28, 2019.

/s/ Ernst & Young LLP

New York, New York

June 27, 2019